UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

DXC TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with DXC Technology Company’s (the “Company”) previously announced offer to exchange any and all validly tendered and not validly withdrawn 7.45% Senior Notes due 2029 (the “Old Notes”) issued by Enterprise Services LLC (“EDS”), a wholly owned subsidiary of the Company, for new 7.45% Senior Notes due 2029 of the Company and the related solicitation of consents to amend the indenture governing the Old Notes (the offer to exchange and the related consent solicitation together, the “Exchange Offer”), on January 23, 2018, the Company announced that it had received consents sufficient to approve the Proposed Amendments (as defined below) to the indenture governing the Old Notes. On January 22, 2018, EDS and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into that certain ninth supplemental indenture (the “Ninth Supplemental Indenture”) to the indenture, dated as of August 12, 1996 (the “Base Indenture”), between Electronic Data Systems Corporation (as predecessor to EDS, the “Predecessor Issuer”) and Texas Commerce Bank National Association (as predecessor to the Trustee, the “Predecessor Trustee”), as amended and supplemented by the first supplemental indenture pursuant to which the Old Notes were issued, dated as of October 12, 1999, between the Predecessor Issuer and the Predecessor Trustee (the “First Supplemental Indenture” and, together with the Base Indenture as amended, modified or otherwise supplemented from time to time with applicability to the Notes, the “Indenture”).

The Ninth Supplemental Indenture, among other things, eliminates substantially all of the restrictive covenants in the Indenture, eliminates certain events of default, amends the Indenture to provide for the termination and replacement of guarantees and makes certain conforming changes to the Indenture to reflect the proposed amendments (collectively, the “Proposed Amendments”). The foregoing summary of the Ninth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Ninth Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

The Ninth Supplemental Indenture became effective upon execution and delivery by EDS and the Trustee, and as a result, holders of Old Notes will not be able to revoke properly delivered consents with respect to the Old Notes. The Exchange Offer commenced on January 8, 2018 and will expire immediately following 11:59 p.m., New York City time, on February 5, 2018, unless extended (such date and time, as the same may be extended, the “Expiration Date”), and the Proposed Amendments will become operative on the second business day following the Expiration Date.

Item 3.03. Material Modification to the Rights of Security Holders.

The description of the Ninth Supplemental Indenture contained under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On January 23, 2018, the Company issued a press release announcing the early tender results of the Exchange Offer as of 5:00 p.m., New York City time, on January 22, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Ninth Supplemental Indenture, dated January 22, 2018, between Enterprise Services LLC and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release issued January 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Date: January 23, 2018	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and
Chief Financial Officer